LETTER AGREEMENT

State Street Bank and Trust Company

2 Avenue de Lafayette, LCC 2S

Boston, Massachusetts 02111

Re:	Transfer Agency and Service Agreement

This Letter Agreement relates to the Transfer Agency and Service Agreement between Russell Exchange Traded Funds Trust (“RET”) and State Street Bank and Trust Company dated April 15, 2011, as amended (the “Transfer Agency and Service Agreement”). RET advises you that it is liquidating each of the funds listed in Appendix A (the “Passively-Managed Funds”) and that RET desires to remove the Passively-Managed Funds from the Transfer Agency and Service Agreement as of the date of the liquidation of the funds.

Please indicate your acceptance to remove the Passively-Managed Funds from the Transfer Agency and Service Agreement by executing this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL EXCHANGE TRADED FUNDS TRUST

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Accepted this 22 day of October 2012.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Michael F. Rogers

Its:	Executive Vice President

APPENDIX A

Russell 1000 Low Beta ETF

Russell 1000 High Beta ETF

Russell 1000 Low Volatility ETF

Russell 1000 High Volatility ETF

Russell 1000 High Momentum ETF

Russell 2000 Low Beta ETF

Russell 2000 High Beta ETF

Russell 2000 Low Volatility ETF

Russell 2000 High Volatility ETF

Russell 2000 High Momentum ETF

Russell Aggressive Growth ETF

Russell Consistent Growth ETF

Russell Growth at a Reasonable Price ETF

Russell Contrarian ETF

Russell Equity Income ETF

Russell Low P/E ETF

Russell Small & Mid Cap Defensive Value ETF

Russell Small Cap Defensive Value ETF

Russell High Dividend Yield ETF

Russell Small Cap High Dividend Yield ETF

Russell International High Dividend Yield ETF

Russell Small Cap Consistent Growth ETF

Russell Small Cap Low P/E ETF

Russell Small Cap Contrarian ETF

Russell Small Cap Aggressive Growth ETF

Russell Developed ex-U.S. High Momentum ETF

Russell Developed ex-U.S. High Beta ETF

Russell Developed ex-U.S. Low Beta ETF

Russell Developed ex-U.S. High Volatility ETF

Russell Developed ex-U.S. Low Volatility ETF